UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 1, 2009

KOPPERS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-32737	20-1878963
(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 227-2001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Issuance of 7.875% Senior Notes due 2019

General

On December 1, 2009, Koppers Inc. (“KI”), a subsidiary of Koppers Holdings Inc., a Pennsylvania corporation (the “Company”), successfully completed its previously-announced offering, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) of $300,000,000 aggregate principal amount of 7.875% Senior Notes due 2019 (the “Senior Notes”). The Senior Notes were priced on November 20, 2009 and were issued to investors at a price of 98.311%

The Senior Notes were issued pursuant to an Indenture (the “Indenture”), dated as of December 1, 2009 (the “Closing Date”), by and among KI, the Company, certain of KI’s domestic subsidiaries (the “Subsidiary Guarantors” and, collectively with the Company, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Guarantors have issued guarantees (the “Guarantees”) of KI’s obligations under the Senior Notes and the Indenture. The holders of the Senior Notes and the Guarantees will have certain registration rights pursuant to an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the Closing Date, by and among KI, the Guarantors and Goldman, Sachs & Co., Banc of America Securities LLC, RBS Securities Inc. and UBS Securities LLC as representatives of the several initial purchasers.

Maturity Date and Interest Rate

The Senior Notes will mature on December 1, 2019. Interest on the Senior Notes will accrue at 7.875% per annum, paid every six months on December 1 and June 1, beginning June 1, 2010.

Ranking

The Senior Notes are KI’s unsecured senior obligations. The Senior Notes rank equally with all of KI’s senior unsecured indebtedness and rank senior to all of KI’s subordinated indebtedness. The Senior Notes are effectively subordinated to KI’s secured indebtedness, including indebtedness under KI’s revolving credit facility, and are structurally subordinated to the liabilities (including trade payables) of its non-guarantor subsidiaries.

Each Guarantor’s Guarantee of the Senior Notes is its unsecured senior obligation. Each Guarantor’s Guarantee ranks equally with all of such Guarantor’s senior indebtedness and ranks senior in right of payment to all of its subordinated indebtedness. The Guarantee of each Subsidiary Guarantor is effectively subordinated to all of its secured obligations, including its guarantee of KI’s revolving credit facility.

Optional Redemption

At any time prior to December 1, 2014, KI may redeem all or some of the Senior Notes at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus an applicable premium, as defined in the Indenture, as of, and accrued and unpaid interest, if any, to the date of redemption.

At any time on or after December 1, 2014, KI may redeem, at its option, some or all of the Senior Notes at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the date of redemption, if redeemed during the 12-month period beginning on December 1 of the years indicated below:

Year	Redemption Price
2014	103.938%
2015	102.625%
2016	101.313%
2017 and thereafter	100.000%

At any time on or prior to December 1, 2012, KI may, at its option, redeem Senior Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Senior Notes issued under the Indenture at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of a public offering or private placement of the capital stock of KI or the Company (an “Equity Offering”); provided that:

(1) at least 65% of the aggregate principal amount of Senior Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Senior Notes held by KI and its subsidiaries); and

(2) the redemption occurs within 90 days of the closing of such Equity Offering.

Change of Control

Upon the occurrence of specified change of control events, holders of the Senior Notes will have the right to require KI to purchase all or a portion of such holders’ Senior Notes at a purchase price equal to 101% of the principal amount as of the date of any such repurchase plus accrued and unpaid interest, if any, to the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things, restrict KI’s ability and the ability of its restricted subsidiaries to:

•	incur or assume additional debt or provide guarantees in respect of obligations of other persons;

•	issue redeemable stock and preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase debt;

•	make loans and investments;

•	incur certain liens;

•	impose limitations on dividends, loans or asset transfers from subsidiaries;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	consolidate or merge with or into, or sell substantially all of its assets to, another person; and

•	enter into transactions with affiliates.

These covenants are subject to important qualifications and exceptions. The Indenture contains customary affirmative covenants and events of default.

Registration Rights

On the Closing Date, KI, the Guarantors and the representatives of the initial purchasers described above entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, KI and the Guarantors agreed with the representatives of the initial purchasers, for the benefit of the holders of the Senior Notes, that KI and the Guarantors will, among other things: (i) file a registration statement within 120 days after the Closing Date to be used in connection with the exchange of the Senior Notes and related Guarantees for publicly registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the Senior Notes and interest rate increases as described below); (ii) use commercially reasonable efforts to cause the applicable registration statement to become effective under the Securities Act within 210 days after the Closing Date; and (iii) use commercially reasonable efforts to commence an exchange offer for the Senior Notes and related Guarantees promptly (but no later than 10 business days) following the effective time of such exchange registration statement. If KI and the Guarantors fail to satisfy such obligations, they will be obligated to pay additional interest to each holder of the Senior Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a default, at a rate of 0.25% per annum on the principal amount of the Senior Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum amount of additional interest for all defaults of 1.0% per annum on the principal amount of the Senior Notes that are subject to transfer restrictions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above under the heading “Issuance of 7.875% Senior Notes due 2019” is hereby incorporated in this Item 2.03 by reference.

Item 8.01	Other Events

On November 30, 2009, the Company announced the early tender results for the Company’s previously announced tender offer (the “Tender Offer”) to purchase all of its issued and outstanding 9 7/8% Senior Discount Notes due 2014 (the “Senior Discount Notes”).

On December 1, 2009, KI, the Company’s subsidiary, successfully completed its previously-announced offering of $300 million aggregate principal amount of its 7.875% Senior Notes as further described in Item 1.01 above. The Senior Notes and the Guarantees were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States in compliance with Regulation S under the Securities Act. The Senior Notes and the Guarantees were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additionally, on December 1, 2009, the Company issued a press release announcing that it had provided notice to the indenture trustee of its election to redeem the remaining outstanding $13,550,000 principal amount of Senior Discount Notes at a price equal to 104.938% of the principal amount, plus any accrued and unpaid interest to the redemption date. The Company expects to redeem the Senior Discount Notes on December 30, 2009 (the “Redemption Date”).

The Company intends to use the proceeds from KI’s previously announced private offering of $300 million aggregate principal amount of its 7.875% Senior Notes to finance the redemption of the Senior Discount Notes.

The press releases announcing the early tender results for the Tender Offer and the redemption of the Senior Discount Notes are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated November 30, 2009.
99.2	Press Release, dated December 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPPERS HOLDINGS INC.
(Registrant)

	By:	/S/ STEVEN R. LACY
	Name:	Steven R. Lacy
Date: December 7, 2009	Title:	Senior Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release, dated November 30, 2009.	Filed herewith.
99.2	Press Release, dated December 1, 2009.	Filed herewith.